FREDERICK C. SUMMERS, III

A Professional Corporation

Attorney at Law

8235 DOUGLAS AVENUE, SUITE 1111

DALLAS, TEXAS 75225

October 26, 2009

Dominion Funds, Inc.

1613 Duke Street

Alexandria, VA 22314

Gentlemen and Ladies:

We have acted as special Texas counsel for Dominion Funds, Inc., a Texas corporation (the “Company”) in connection with this opinion.

This opinion relates to the proposed issuance of the Company’s shares of Common Stock, $.001 par value, The Shepherd Fund (the “Fund”) series (the “Shares”), pursuant to the Fund’s Registration Statement on Form N-1A (File Nos. 33-49808 and 811-6727) (the “Registration Statement”).

We have examined: (a) the Company’s the Articles of Incorporation and Bylaws; and (b) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

Sincerely,

Frederick C. Summers, III, A Professional Corporation

By:

/s/ Frederick C. Summers